CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation in the Registration Statement on Form SB-2 of Pipeline Data Inc. of our report included herein for the period ended June 30, 2005 dated August 5, 2005, relating to the financial statements of Pipeline Data Inc., and to the reference to our firm under the caption “Experts” in this Registration Statement.

/s/ Drakeford & Drakeford, LLC

Certified Public Accountants

November 8, 2005

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation in this Registration Statement on Form SB-2 of Pipeline Data Inc. of our report included herein for the year ended December 31, 2004 dated September 29, 2005, relating to the financial statements of World Products, Inc, and to the reference to our firm under the caption “Experts” in this Registration Statement.

/s/ Drakeford & Drakeford, LLC

Certified Public Accountants

November 8, 2005

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation in the Registration Statement on Form SB-2 of Pipeline Data Inc. of our report included herein for the year ended December 31, 2004 dated March 25, 2005, relating to the financial statements of Charge.Com, Inc. We herewith also consent to the reference to our firm under the caption “Experts” in this Registration Statement.

/s/ Drakeford & Drakeford, LLC

Certified Public Accountants

November 8, 2005